Exhibit 99.1

  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2019 Results and Provides First Quarter and Full Year 2020 Guidance

•	Net new business of $658.9 million in the fourth quarter; Net book-to-bill of 1.21

•	$800.2 million of revenue in the fourth quarter; 9.7% growth at actual foreign exchange rates and 10.2% growth on a constant currency basis

•	Fourth quarter GAAP net income per diluted share of $1.16 and GAAP net income of $74.8 million

•	Fourth quarter adjusted net income per diluted share was $1.54 per share and adjusted net income was $98.7 million

RALEIGH, N.C., February 20, 2020 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter and year ended December 31, 2019.

"We are pleased with our financial results for the quarter and are delighted to have delivered double digit constant currency revenue growth and double digit adjusted earnings growth,” said Colin Shannon, PRA’s Chief Executive Officer. “During the year, we strengthened our leadership in Strategic Solutions, Product Registration, and Symphony Health and we believe we are very well positioned for the coming year. In 2020, we will continue to focus on our key strategic initiatives and to providing broad and flexible services to our clients.”

Net new business for our Clinical Research segment for the three months ended December 31, 2019 was $658.9 million, representing a net book-to-bill ratio of 1.21 for the period. This net new business contributed to an ending backlog of $4.7 billion at December 31, 2019.

For the three months ended December 31, 2019, revenue was $800.2 million, which represents growth of 9.7%, or $70.6 million, compared to the fourth quarter of 2018 at actual foreign exchange rates. On a constant currency basis, revenue grew $74.5 million, an increase of 10.2% compared to the fourth quarter of 2018. By segment, the Clinical Research segment generated revenues of $725.1 million, while the Data Solutions segment generated revenues of $75.1 million.

Direct costs, exclusive of depreciation and amortization, were $386.1 million during the three months ended December 31, 2019 compared to $365.7 million for the three months ended December 31, 2018 at actual foreign exchange rates. On a constant currency basis, direct costs increased by $24.7 million compared to the fourth quarter of 2018. The increase in direct costs continues to be driven by increased labor costs in our Clinical Research segment and increased data costs in our Data Solutions segment. Direct costs were 48.2% of revenue during the fourth quarter of 2019 compared to 50.1% of revenue during the fourth quarter of 2018.

Selling, general and administrative expenses were $103.5 million during the three months ended December 31, 2019 compared to $96.4 million for the three months ended December 31, 2018. Selling,

general and administrative costs were 12.9% of revenue during the fourth quarter of 2019 compared to 13.2% of revenue during the fourth quarter of 2018.

GAAP net income attributable to PRA was $74.8 million for the three months ended December 31, 2019, or $1.16 per share on a diluted basis, compared to $71.5 million for the three months ended December 31, 2018, or $1.07 per share on a diluted basis.

EBITDA was $124.9 million for both the three months ended December 31, 2019 and December 31, 2018. Adjusted EBITDA was $148.5 million for the three months ended December 31, 2019, representing growth of 9.0% compared to the three months ended December 31, 2018.

Adjusted net income was $98.7 million for the three months ended December 31, 2019, representing 13.6% growth compared to the three months ended December 31, 2018. Adjusted net income for the three months ended December 31, 2019 includes the effects of a reduction in our effective tax rate from 24% to 23%. The decrease in our effective tax rate is primarily attributable to the geographic distribution of our pre-tax earnings. Adjusted net income per diluted share was $1.54 for the three months ended December 31, 2019, representing 17.6% growth compared to the three months ended December 31, 2018.

Full Year 2019 Financial Highlights

For the twelve months ended December 31, 2019, revenue was $3,066.3 million, which represents growth of 6.8%, or $194.3 million, compared to the twelve months ended December 31, 2018 at actual foreign exchange rates. On a constant currency basis, revenue grew $225.2 million, representing growth of 7.8% compared to the twelve months ended December 31, 2018. By segment, the Clinical Research segment generated revenues of $2,813.0 million, while the Data Solutions segment generated revenues of $253.3 million.

GAAP income from operations was $363.9 million. GAAP net income attributable to PRA was $243.0 million, or $3.68 per share on a diluted basis, for the twelve months ended December 31, 2019.

Adjusted net income was $341.0 million for the twelve months ended December 31, 2019, an improvement of 20.0% compared to the twelve months ended December 31, 2018. Adjusted net income per diluted share was $5.17 for the twelve months ended December 31, 2019, up 20.8% compared to the twelve months ended December 31, 2018.

Full Year 2020 and Q1 2020 Guidance

For full year 2020, the Company expects to achieve total revenues between $3.23 billion and $3.36 billion, representing as reported and constant currency growth of 5.0% to 9.5%.

We expect GAAP net income per diluted share of between $4.01 and $4.21 per share and adjusted net income per diluted share of between $5.77 and $5.97 per share, representing growth of 12% to 15%. We anticipate an annual effective income tax rate estimate of 23%.

Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in interpretations, analysis, and additional guidance that may be issued by regulatory agencies.

For Q1 2020, the Company expects to achieve total revenues between $765.0 million and $787.0 million, representing as reported and constant currency growth of 6% to 9%. The Company expects GAAP net income per diluted share of between $0.59 and $0.69 per share, adjusted net income per diluted share between $1.05 and $1.15 per share, and an annual effective income tax rate of 23%.

Our 2020 guidance assumes a EURO rate of 1.15 and a GBP rate of 1.30 with all other foreign currencies using a rate as of January 31, 2020.

A reconciliation of our non-GAAP measures, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share and our 2020 guidance, to the corresponding GAAP measures is included in this press release.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on February 21, 2020, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 5667733. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investor.prahs.com. A replay of the conference call will be available online at investor.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 5667733.

Additional Information

A financial supplement with fourth quarter 2019 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q4 2019 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 75 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and more than 17,500 employees worldwide. Since 2000, PRA has participated in approximately 4,000 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 95 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, immunology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with flexible clinical development service offerings, which include both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for, or experience delays in, documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company could be subject to employment liability with its embedded and functional outsourcing solutions as it places employees at the physical workplaces of its clients; the Company may lose key personnel or be unable to recruit and retain experienced personnel; the Company may be unable to maintain information systems or effectively update them; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; client or therapeutic concentration or competition among clients could harm the Company’s business; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company’s business is subject to economic, political and other risks associated with international operations, including foreign currency exchange rate fluctuations; the Company may be exposed to liabilities under anti-corruption laws due to the global nature of its business; the Company’s failure to perform services in accordance with contractual requirements, certain laws and regulatory standards, and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the biopharmaceutical services industry; changes in accounting standards may adversely affect the Company’s financial statements; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company’s suppliers may increase its costs to obtain, restrict its use of or refuse to license its data, or the Company may otherwise be unable to continue to obtain products, services and licenses from third parties; the Company may be unable to protect its intellectual property; patent and other intellectual property litigation could be time-consuming and costly; biopharmaceutical industry outsourcing trends could change and adversely affect the Company’s operations and growth rate; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; the Company has substantial indebtedness, some of which have interest rates pricing using a spread over LIBOR, and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; circumstances beyond the Company’s control could cause industry-wide reduction in demand for its services; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 28, 2019. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$800,240	$729,648	$3,066,262	$2,871,922
Operating expenses:
Direct costs (exclusive of depreciation and amortization)	386,099	365,717	1,539,541	1,500,226
Reimbursable expenses	178,398	139,513	650,080	570,405
Selling, general and administrative expenses	103,486	96,371	394,925	371,795
Transaction-related costs	1,263	3,108	1,835	35,817
Depreciation and amortization expense	29,435	28,084	114,898	112,247
Loss on disposal of fixed assets	158	99	1,058	120
Income from operations	101,401	96,756	363,925	281,312
Interest expense, net	(14,154)	(13,539)	(51,987)	(57,399)
Loss on modification or extinguishment of debt	(2,073)	(498)	(3,928)	(952)
Foreign currency (losses) gains, net	(4,121)	373	(2,257)	(1,043)
Other income (expense), net	239	(170)	174	(371)
Income before income taxes and equity in income of unconsolidated joint ventures	81,292	82,922	305,927	221,547
Provision for income taxes	6,491	11,840	62,808	67,232
Income before equity in income of unconsolidated joint ventures	74,801	71,082	243,119	154,315
Equity in income of unconsolidated joint ventures, net of tax	—	25	—	143
Net income	74,801	71,107	243,119	154,458
Net loss (income) attributable to noncontrolling interest	—	345	(99)	(553)
Net income attributable to PRA Health Sciences, Inc.	$74,801	$71,452	$243,020	$153,905
Net income per share attributable to common stockholders:
Basic	$1.19	$1.10	$3.77	$2.40
Diluted	$1.16	$1.07	$3.68	$2.32
Weighted average common shares outstanding:
Basic	62,754	64,814	64,506	64,123
Diluted	64,213	66,587	66,004	66,341

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$236,232	$144,221
Restricted cash	38	488
Accounts receivable and unbilled services, net	658,517	568,099
Prepaid expenses and other current assets	88,141	66,605
Income taxes receivable	2,639	2,942
Total current assets	985,567	782,355
Fixed assets, net	180,716	154,764
Operating lease right-of-use assets	186,343	—
Goodwill	1,502,756	1,494,762
Intangible assets, net	638,577	704,446
Deferred tax assets	10,282	8,954
Deferred financing fees	3,377	1,373
Other assets	36,812	39,813
Total assets	$3,544,430	$3,186,467
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$88,800	$—
Current portion of long-term debt	25,000	—
Accounts payable	55,293	43,734
Accrued expenses and other current liabilities	302,705	369,477
Income taxes payable	2,094	44,306
Current portion of operating lease liabilities	37,603	—
Advanced billings	505,714	441,357
Total current liabilities	1,017,209	898,874
Deferred tax liabilities	78,511	100,712
Long-term debt, net	1,140,178	1,082,384
Long-term portion of operating lease liabilities	172,370	—
Other long-term liabilities	46,171	53,077
Total liabilities	2,454,439	2,135,047
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 63,491,550 and 65,394,526 at December 31, 2019 and 2018, respectively	635	654
Additional paid-in capital	1,006,182	960,535
Accumulated other comprehensive loss	(160,108)	(170,659)
Retained earnings	243,282	254,500
Equity attributable to PRA Health Sciences, Inc. stockholders	1,089,991	1,045,030
Noncontrolling interest	—	6,390
Total stockholders' equity	1,089,991	1,051,420
Total liabilities and stockholders' equity	$3,544,430	$3,186,467

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$243,119	$154,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	114,898	112,247
Amortization of debt issuance costs and discount	1,814	2,111
Amortization of terminated interest rate swaps	6,538	7,146
Stock-based compensation expense	45,834	29,143
Non-cash transaction related stock-based compensation expense	—	773
Unrealized foreign currency gains	(6,467)	(3,307)
Loss on modification or extinguishment of debt	519	952
Loss on disposal of fixed assets	1,058	120
Change in acquisition-related contingent consideration	—	34,538
Equity in income of unconsolidated joint ventures	—	(143)
Deferred income taxes	(23,907)	11,665
Other reconciling items	606	30
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable and unbilled services	(89,304)	(17,017)
Prepaid expenses and other assets	(13,660)	(18,931)
Accounts payable and other liabilities	21,584	31,579
Income taxes	(31,029)	5,241
Advanced billings	65,213	14,216
Payment of acquisition-related contingent consideration	(83,249)	(35,029)
Net cash provided by operating activities	253,567	329,792
Cash flows from investing activities:
Purchase of fixed assets	(74,294)	(55,880)
Proceeds from the sale of fixed assets	26	43
Cash received for interest on interest rate swap	667	181
Return of joint venture capital contribution	418	—
Cash received from the sale of marketable securities	—	183
Net cash used in investing activities	(73,183)	(55,473)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300,000	—
Repayment of long-term debt	(1,216,533)	(224,394)
Proceeds from accounts receivable financing agreement	30,000	60,000
Repayment on accounts receivable financing agreement	(30,000)	(10,000)
Borrowings on line of credit	233,800	—
Repayments of line of credit	(145,000)	(91,500)
Payment for debt issuance costs	(4,541)	—
Acquisition of noncontrolling interest	(4,138)	—
Proceeds from stock issued under employee stock purchase plan and stock option exercises	45,819	31,382
Taxes paid related to net shares settlement of equity awards	(114)	(5,337)
Repurchase and retirement of common stock	(300,000)	—
Payment of acquisition-related contingent consideration	—	(79,663)
Net cash used in financing activities	(90,707)	(319,512)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	1,884	(2,988)
Change in cash, cash equivalents, and restricted cash	91,561	(48,181)
Cash, cash equivalents, and restricted cash, beginning of year	144,709	192,890
Cash, cash equivalents, and restricted cash, end of year	$236,270	$144,709

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income attributable to PRA Health Sciences, Inc.	$74,801	$71,452	$243,020	$153,905
Depreciation and amortization expense	29,435	28,084	114,898	112,247
Interest expense, net	14,154	13,539	51,987	57,399
Provision for income taxes	6,491	11,840	62,808	67,232
EBITDA	124,881	124,915	472,713	390,783
Stock-based compensation expense (a)	15,427	8,674	45,834	29,143
Loss on disposal of fixed assets, net (b)	158	99	1,058	120
Loss on modification or extinguishment of debt (c)	2,073	498	3,928	952
Foreign currency losses (gains), net (d)	4,121	(373)	2,257	1,043
Other non-operating (income) expense, net (e)	(239)	170	(174)	371
Equity in income of unconsolidated joint ventures, net of tax	—	(25)	—	(143)
Foreign research and development credits (f)	—	(2,883)	—	(2,883)
Transaction-related costs (g)	1,263	3,108	1,835	35,817
Acquisition-related costs (h)	448	6	4,782	671
Lease termination expense (i)	—	1,186	(266)	2,632
Severance and restructuring charges (j)	—	445	—	1,249
Non-cash rent adjustment (k)	(342)	432	(21)	1,566
Other charges	702	—	702	449
Non-operating (loss) income attributable to noncontrolling interest	—	(44)	190	802
Adjusted EBITDA	$148,492	$136,208	$532,838	$462,572

Net income attributable to PRA Health Sciences, Inc.	$74,801	$71,452	$243,020	$153,905
Provision for income taxes	6,491	11,840	62,808	67,232
Amortization of intangible assets	17,156	17,651	68,590	71,629
Amortization of deferred financing costs	450	492	1,814	2,111
Amortization of terminated interest rate swaps	1,579	1,668	6,538	7,146
Stock-based compensation expense (a)	15,427	8,674	45,834	29,143
Loss on disposal of fixed assets, net (b)	158	99	1,058	120
Loss on modification or extinguishment of debt (c)	2,073	498	3,928	952
Foreign currency losses (gains), net (d)	4,121	(373)	2,257	1,043
Other non-operating (income) expense, net (e)	(239)	170	(174)	371
Equity in income of unconsolidated joint ventures, net of tax	—	(25)	—	(143)
Foreign research and development credits (f)	—	(2,883)	—	(2,883)
Transaction-related costs (g)	1,263	3,108	1,835	35,817
Acquisition-related costs (h)	448	6	4,782	671
Lease termination expense (i)	—	1,186	(266)	2,632
Severance and restructuring charges (j)	—	445	—	1,249
Non-cash rent adjustment (k)	(342)	432	(21)	1,566
Other charges	702	—	702	449
Non-operating (loss) income attributable to noncontrolling interest	—	(44)	190	802
Adjusted pre-tax income	124,088	114,396	442,895	373,812
Adjusted tax expense (l)	(25,352)	(27,455)	(101,866)	(89,715)
Adjusted net income	$98,736	$86,941	$341,029	$284,097

Diluted weighted average common shares outstanding	64,213	66,587	66,004	66,341

Adjusted net income per diluted share	$1.54	$1.31	$5.17	$4.28

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	Q1 2020 Revenue		FY 2020 Revenue
	Low	High	Low	High
Total revenue	$765.0	$787.0	$3,230.0	$3,360.0

	FY 2020
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$259.0	$272.0	$4.01	$4.21
Adjustments:
Provision for income taxes	77.0	81.0	1.19	1.25
Amortization of intangible assets	82.0	82.0	1.27	1.27
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	4.0	4.0	0.06	0.06
Stock-based compensation expense (a)	60.0	60.0	0.93	0.93
Adjusted pre-tax income	484.0	501.0	7.49	7.75
Adjusted tax expense (l)	(111.0)	(115.0)	(1.72)	(1.78)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$373.0	$386.0	$5.77	$5.97

	Q1 2020
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$38.0	$45.0	$0.59	$0.69
Adjustments:
Provision for income taxes	11.0	13.0	0.17	0.20
Amortization of intangible assets	21.0	21.0	0.33	0.33
Amortization of deferred financing costs	1.0	1.0	0.02	0.02
Amortization of terminated interest rate swaps	1.0	1.0	0.02	0.02
Stock-based compensation expense (a)	15.0	15.0	0.23	0.23
Adjusted pre-tax income	87.0	96.0	1.36	1.49
Adjusted tax expense (l)	(20.0)	(22.0)	(0.31)	(0.34)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$67.0	$74.0	$1.05	$1.15

(a)
Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (g).

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)
Foreign currency losses (gains), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)
Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)
The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction. The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(g)
Transaction-related costs include fees associated with our secondary offerings, stock-based compensation expense related to the transfer restrictions on vested options, the amendment to our accounts receivable financing agreement, costs associated with acquisition related earn-out liabilities, and expenses associated with our acquisitions.

(h)
Acquisition-related costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(i)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used.

(j)
Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with our acquisitions.

(k)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.